UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

February 13, 2004

MILLENNIUM CAPITAL VENTURE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

0-312457

23-3048444

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

9348 Basile Routhier, Montreal, Quebec, Canada

H2M 1T8

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (514) 258 6441

(Former name or former address, if changed since last report)

ITEM 1.

Changes in Control of Registrant.

Not Applicable

ITEM 2.

Acquisition or Disposition of Assets

Not Applicable

ITEM 3.

Bankruptcy or Receivership

Not Applicable

ITEM 4.

Changes in Registrants' Certifying Accountant

(a)

(1) Resignation of Accountant

On February 6, 2004, the Board of Directors of Millennium Venture Capital Holdings Ltd. (the "Company") dismissed Grant Thornton, LLP, the Company's independent auditors.  Grant Thornton, LLP audited the Company's consolidated financial statements for the Company’s most recent fiscal year ended December 31, 2002.

The report of Grant Thornton, LLP accompanying the audit for our most recent fiscal year ended December 31, 2002 was not modified as to uncertainty, audit scope or accounting principles. However, such report did contain a modification with regards to the entity's ability to continue as a going concern.

During our most recent fiscal year ended December 31, 2002, and the interim period ended September 30, 2003, there were (1) no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by Grant Thornton LLP involving our internal control structure or operations which was considered to be material weakness.

Grant Thornton LLP reviewed this Form 8-K with respect to the aforesaid disclosure and was provided the opportunity to furnish a letter with respect thereto.  As of the date of filing this Form 8-K, Grant Thornton LLP had not provided the Company with such letter or issued any comments to the disclosures herein. Upon receipt of the letter from Grant Thornton LLP, the Company shall file it as an Exhibit to an Amendment to this Form 8-K.

(a)

(2) Engagement of New Accountant

On February 13, 2004, the Board of Directors of the Company appointed Amisano Hansen as the Company's new independent accountants.

During its two most recent fiscal years ended December 31, 2002, the Company did not consult with Amisano Hansen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did the Company consult with Amisano Hansen with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

ITEM 5.

Other Event and Regulation FD Disclosure

Not Applicable

ITEM 6.

Resignation of Directors

Not Applicable

ITEM 7.

Financial Statements and Exhibits

Not Applicable

ITEM 8.

Change in Fiscal Year

Not Applicable

ITEM 9.

Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

February 13, 2004

MILLENNIUM CAPITAL VENTURE HOLDINGS INC.

By: /s/ Mario Drolet

Name:  Mario Drolet

Title:    President